SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Growth Opportunities Fund - Class A Shares
Fiscal period ending: 7/31/98
Inception date (if less than 10 years of performance):  October
2, 1995


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)       n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000.00 $N/A      $1,000.00

ERV  =    Ending Redeemable Value       $1,198.81 $N/A
$2,121.20

T    =    Average Annual Total Return     19.88%   N/A%
30.44%*

          *Life of fund, if less than 10 years





Fund name: Putnam Growth Opportunities Fund - Class B Shares
Fiscal period ending: 7/31/98
Inception date (if less than 10 years of performance): August 1,
1997


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)       n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $N/A      $N/A      $1,000.00

ERV  =    Ending Redeemable Value       $N/A      $N/A
$1,212.54

T    =    Average Annual Total Return     N/A%     N/A%
21.25%*

          *Life of fund, if less than 10 years



Fund name: Putnam Growth Opportunities Fund - Class M Shares
Fiscal period ending: 7/31/98
Inception date (if less than 10 years of performance): August 1,
1997


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)       n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $N/A      $N/A      $1,000.00

ERV  =    Ending Redeemable Value       $N/A      $N/A
$1,221.56

T    =    Average Annual Total Return     N/A%     N/A%
22.16%*

          *Life of fund, if less than 10 years